As filed with the Securities and Exchange Commission on March 28, 2023

Registration No. 333-267838

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GORILLA TECHNOLOGY GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Gorilla Technology Group Inc.

 Meridien House,
42 Upper Berkeley Street
Marble Arch
London, United Kingdom W1H 5QJ
+442039880574
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

James Chen Billy M.C. Chen K&L Gates 30/F, No. 95 Dun Hua S. Road, Sec. 2 Taipei 106046, Taiwan, R.O.C. Tel: +886 (2) 2326-5188	Robert S. Matlin David A. Bartz Jonathan M. Barron K&L Gates LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 536-3900	Michael Johns Michael Lockwood Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Tel: (345) 949-8066

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 (this “Amendment”) to the Registration Statement on Form F-1 (File No. 333-267838) (the “Registration Statement”) is to file certain exhibits to the Registration Statement as indicated in Item 8(a) of Part II of this Amendment. No change is made to Part I of the Registration Statement or Items 6, 7, 8(b) or 9 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II, the signature page to the Registration Statement and the filed exhibits.

Item 8.  Exhibits and Financial Statements.

(a) Exhibits

Exhibit Number	Description
2.1†	Amended and Restated Business Combination Agreement, dated as of May 18, 2022, by and among Global, Gorilla, Global SPAC Sponsors LLC, as SPAC Representative, Tomoyuki Nii as Company Representative and Merger Sub (incorporated by reference to Exhibit 2.1 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).
3.1**	Memorandum and Articles of Association of Gorilla.
4.1	Warrant Agreement, dated as of April 8, 2021, between Continental Stock Transfer & Trust Company and Global (incorporated by reference to Exhibit 4.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).
4.2	Specimen Ordinary Share Certificate of Gorilla Technology Group Inc. (incorporated by reference to Exhibit 4.6 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).
4.3	Specimen Warrant Certificate of Gorilla Technology Group Inc. (incorporated by reference to Exhibit 4.7 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).
4.4	Registration Rights Agreement, dated as of April 8, 2021, by and among Global, the Sponsor and I-Bankers (incorporated by reference to Exhibit 10.3 of Global’s Form 8-K filed with the SEC on April 14, 2021).
4.5	Form of Contingent Value Rights Agreement, by and among Gorilla, Global, Global SPAC Sponsors LLC, in the capacity as Gorilla Representative, Tomoyuki Nii in the capacity as Gorilla Representative, and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022).
5.1**	Opinion of Maples and Calder (Cayman) LLP as to the validity of the Gorilla ordinary shares to be issued.
5.2**	Opinion of K&L Gates LLP as to the validity of the Gorilla warrants and contingent value rights to be issued.
10.1††	Form of Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).
10.2	Form of Lock-Up Agreement, dated as of December 21, 2021, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on December 28, 2021).
10.3	Form of First Amendment to Registration Rights Agreement, by and among Gorilla, Global and the Sponsor (incorporated by reference to Exhibit 10.4 of Global’s Form 8-K filed with the SEC on December 28, 2021).
10.4	Form of Registration Rights Agreement, by and between Gorilla and the shareholders of Gorilla party thereto (incorporated by reference to Exhibit 10.2 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022)).
10.5	Form of Assignment, Assumption and Amendment to Warrant Agreement among Continental Stock Transfer & Trust Company, LLC, Gorilla and Global (incorporated by reference to Exhibit 10.3 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022)).
10.6	Form of First Amendment to Lock-Up Agreement, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on February 11, 2022).
10.7	Form of Amended and Restated Subscription Agreement, dated as of May 18, 2022, by and among Global, Gorilla and the investors named therein (incorporated by reference to Exhibit 10.1 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022).
10.8††	Offer of Employment Agreement, effective as of March 11, 2022, by and between Gorilla Technology Group Inc. and Rajesh Natarajan (incorporated by reference to Exhibit 10.14 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).
10.9**	Form of Indemnification Agreement.
21.1**	List of subsidiaries of Gorilla.
23.1*	Consent of PricewaterhouseCoopers, Taiwan, independent registered public accounting firm for Gorilla.
23.2**	Consent of UHY LLP, independent registered public accounting firm for Global.
23.3**	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.4**	Consent of K&L Gates LLP (included in Exhibit 5.2).
24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
107**	Calculation of Registration Fee.

*	Filed herewith.
**	Previously filed.
†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
††	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 28th day of March, 2023.

GORILLA TECHNOLOGY GROUP INC.

By:	/s/ Jayesh Chandan
Name:	Jayesh Chandan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Jayesh Chandan	Chief Executive Officer and Chairman of the	March 28, 2023
Jayesh Chandan	Board of Directors (Principal Executive Officer)

/s/ Daphne Huang	Chief Financial Officer	March 28, 2023
Daphne Huang	(Principal Financial Officer and Principal Accounting Officer)

/s/ Evan Medeiros	Director	March 28, 2023
Evan Medeiros

*	Director	March 28, 2023
Rt. Hon. Ruth Kelly

*	Director	March 28, 2023
Gregg Walker

*	Director	March 28, 2023
Yoichiro Hirano

*By:	/s/ Jayesh Chandan	March 28, 2023
Name:	Jayesh Chandan
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gorilla Technology Group Inc. has signed this registration statement in the City of Newark, State of Delaware, on the 28th day of March, 2023.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates

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